Exhibit 10.42

February 9, 2010

Eric Schwartz

Dear Eric:

This letter is an addendum to the international assignment letter you executed with Equinix Operating Co., Inc. (the “Company”) dated April 15, 2008, as amended on December 19, 2008 (“Assignment Letter”). The Company hereby agrees to extend your international assignment to August 1, 2012. Please note that you and your family will not receive another familiarization visit, temporary living assistance, moving costs – household good assistance (except the Company will continue to pay for any temporary warehousing of your furnishings), settlement allowance, or driver training as discussed in the Assignment Letter, as these benefits were one time benefits offered only during your and your family’s initial move to the United Kingdom.

All other terms and conditions of the Assignment Letter will remain in effect through August 1, 2012.

Please signify your acceptance of the extension of your international assignment under these terms and conditions by signing the duplicate enclosed copy of this letter and returning to me by February 19, 2010.

Yours sincerely,

/s/ Steve Smith

Equinix Operating Co., Inc.
Steve Smith
CEO & President

Enclosure

Accepted and Agreed

/s/ Eric Schwartz	17-Feb-2010
Eric Schwartz	Date